Exhibit 32.1

Certification of Interim Chief Executive Officer

Pursuant to Section 1350 of Chapter 63 of Title 18 of The United States Code

I, Naren K. Gursahaney, the Interim Chief Executive Officer of ServiceMaster Global Holdings, Inc., certify that (i) the Annual Report on Form 10-K for the year ended December 31, 2019, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of ServiceMaster Global Holdings, Inc.

cto
/s/ Naren K Gursahaney
Naren K. Gursahaney
February 28, 2020